                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Arpeggio Acquisition Corporation
(the "Company") on Form 10-QSB for the period ending September 30, 2005 (the
"Report"), as filed with the Securities and Exchange Commission on the date hereof, I Arnaud Ajdler, Chief Financial Officer and Secretary of the Company,
certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the
Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Arnaud Ajdler                                    Dated: November 8, 2005
    ---------------------------------
    Arnaud Ajdler
    Chief Financial Officer and Secretary
    (Principal Accounting Officer)